UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      December 12, 2006

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.		20036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code      (202) 467-6868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On December 12, 2006, Jaime Mateus-Tique, President and Chief Operating Officer, James M. Rallo, Treasurer and Chief Financial Officer, and Thomas B. Burton, President and Chief Operating Officer of Government Liquidation, LLC, each entered into a written sales plan pursuant to the guidance specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.  Under each individual’s sales plan, a broker-dealer is authorized to sell up to a specified number of shares of the common stock of Liquidity Services, Inc. (the “Company”), par value $0.001 per share (the “Shares”), pursuant to the terms and conditions of such individual’s sales plan, over a period of up to a year, unless the plan is terminated earlier pursuant to its terms. Mr. Mateus-Tique’s plan calls for the sale of up to 350,000 shares; Mr. Rallo’s plan calls for the sale of up to 88,016 shares and the exercise of up to 90,833 vested stock options; and Mr. Burton’s plan calls for the sale of up to 81,600 shares.

Each plan has been approved pursuant to the terms of the Company’s policies.  Each plan is a component of the individual’s overall tax and financial planning strategy that is designed to provide enhanced diversification and liquidity.  Other Company executives may from time to time adopt 10b5-1 plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: December 18, 2006	By:	/s/ James E. Williams
	Name:	James E. Williams
	Title:	Vice President, General Counsel and Secretary